Exhibit 1.1

EXECUTION COPY

7,500,000 Shares

UGI CORPORATION

Common Stock

UNDERWRITING AGREEMENT

March 18, 2004

CREDIT	SUISSE FIRST BOSTON (EUROPE) LIMITED

        As Representative of the Several Underwriters,

                c/o Credit Suisse First Boston (Europe) Limited,

                        One Cabot Square

                                London, England E14 4QJ

Dear Sirs:

1. Introductory. UGI Corporation, a Pennsylvania corporation (“Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (“Underwriters”), an aggregate of 7,500,000 shares (“Firm Securities”) of its Common Stock, without par value (“Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,125,000 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. All references to “subsidiaries” of the Company shall include (i) all of the Company’s subsidiaries as of the date of this Agreement, and (ii) AmeriGas Partners, L.P. and its subsidiaries, except, in the case of clauses (i) and (ii), for purposes of Section 2 hereto (but not for purposes of the definition of Material Adverse Effect or the representations set forth in Sections 2(s), 2(t) or 2(x)), those entities listed on Schedule B hereto. The Company hereby agrees with the several Underwriters as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement (No. 333-112132), including all materials incorporated by reference therein, a base prospectus and a prospectus supplement (the “Initial Registration Statement”), relating to the Offered Securities, has been filed with the Securities and Exchange Commission (“Commission”) and has been declared effective under the Securities Act of 1933, as amended (“Act”). An additional registration statement, including all materials incorporated by reference therein (the “Additional Registration Statement”), relating to the

Offered Securities may be filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, will become effective upon filing pursuant to such Rule and the Offered Securities all have been, or will be in the case of Offered Securities registered under the Additional Registration Statement, duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. The Initial Registration Statement and the Additional Registration Statement, as amended at the time of this Agreement, are hereinafter referred to collectively as the “Registration Statement”, and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(b) On its effective date, the Registration Statement and the Prospectus conformed or will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives or its agent, if any, specifically for use therein.

(c) The Company has been duly incorporated and is an existing corporation validly existing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own, lease and operate its properties to be owned and operated at the Closing Date (as defined below) and to conduct its business to be conducted at the Closing Date in all material respects as described in the Prospectus, and the Company is, or at each Closing Date will be, duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the financial condition, results of operations, prospects, business or properties, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of the final prospectus supplement thereto) of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(d) Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or formation, with full power and authority (corporate, partnership and other) to own, lease and operate its properties to be owned and operated at the Closing Date and to conduct its business to be conducted at the Closing Date in all material respects as described in the Prospectus; and each subsidiary of the Company is, or at the Closing Date will be, duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or partnership interests, as applicable, of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the capital stock or partnership interests, as applicable, of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects except for (i) liens on the capital stock of UGI Enterprises, Inc., if any, in connection with loans by the Representative or its affiliates, (ii) encumbrances on the stock of Energy Services Funding Corporation as described in Exhibits 10.60 and 10.61 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and (iii) security interests on the stock of and interests in AmeriGas Eagle Holdings, Inc. and AmeriGas Eagle Propane, L.P. as described in Exhibits 10.23, 10.23(a), 10.24, 10.24(a), 10.25 and 10.25(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

(e) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(f) Except as disclosed in the Prospectus and in an engagement letter dated January 17, 2004 between the Company and Credit Suisse First Boston LLC, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Offered Securities.

(g) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration

Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(h) The Offered Securities have been approved for listing on the New York Stock Exchange (the “New York Stock Exchange”) and the Philadelphia Stock Exchange (the “Philadelphia Stock Exchange”), subject to notice of issuance.

(i) None of the offering, issuance and sale of the Offered Securities by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (A) requires any permit, consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official or (B) conflicts or will conflict with or constitutes or will constitute a violation of the articles of incorporation or bylaws of the Company or (C) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its respective properties may be bound other than as described in the Prospectus and except for agreements, indentures, leases or other instruments that will be extinguished on the Closing Date, or (D) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its respective properties, or (E) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of it is subject (other than as described in the Prospectus) which conflict, breach, violation or default would, if continued, in the case of (A), (C), (D) and (E), have a Material Adverse Effect, except for permits, consents, approvals and similar authorizations required under the Act and the securities or blue sky laws of certain jurisdictions.

(j) This Agreement has been duly authorized, executed and delivered by the Company and the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(k) Except as disclosed in the Prospectus and other than encumbrances on assets of Energy Services Funding Corporation as described in Exhibits 10.60 and 10.61 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and on assets of AmeriGas Propane, L.P. as described in Exhibits 10.24 and 10.24(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, except in each case where such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except in each case where such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) The Company has, or at or before the Closing Date will have, all necessary consents, approvals, authorizations, orders, registrations and qualifications of or with any court or governmental agency or body having jurisdiction over it or any of its properties or of or with any other person to acquire its properties and to conduct its business as set forth or contemplated in the Prospectus, except such consents, approvals, authorizations, orders, registrations or qualifications which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(n) The Company and its subsidiaries own or possess rights to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or have the right to acquire such intellectual property rights would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(o) Except as disclosed in the Prospectus, none of the Company nor any of its subsidiaries (i) has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which violation would have a Material Adverse Effect, or (ii) lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their businesses as described in the Prospectus or (iii) is violating any terms and conditions of any such permit, license or approval, except for such occurrences which would not have a Material Adverse Effect.

(p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a Material

Adverse Effect, or prevent or result in the suspension of the offering and issuance of the Offered Securities or (ii) would in any manner question the validity of this Agreement.

(q) The share purchase agreement by and among the Company, UGI France Inc., PAI partners and the other parties listed on the schedules thereto, dated as of February 17, 2004 (the “Share Purchase Agreement”), has been duly authorized, executed and delivered by the Company and UGI France, Inc., and each of the Company and UGI France, Inc. has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Share Purchase Agreement and to consummate the transactions contemplated thereby; and the Works Council of Antargaz has rendered an opinion with respect to the transactions contemplated by the Share Purchase Agreement.

(r) To the Company’s knowledge, the representations and warranties of the Sellers (as defined in the Share Purchase Agreement) in Section 10.3 of the Share Purchase Agreement (i) that are qualified by materiality or material adverse effect are true and correct, and (ii) that are not qualified by materiality or material adverse effect are true and correct in all material respects.

(s) The entities listed on Schedule B hereto (i) do not conduct operations, (ii) are inactive or (iii) in the aggregate, hold assets that constitute less than 5% of the assets of the Company and its consolidated subsidiaries, taken as a whole, and have incurred liabilities that constitute less than 5% of the liabilities of the Company and its consolidated subsidiaries, taken as a whole.

(t) The consolidated financial statements included in or incorporated by reference into the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis; any schedules included in the Registration Statement comply with the applicable sections of Regulation S-X; and if pro forma financial statements are included in the Registration Statement and Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(u) Except as described in the Prospectus, neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, except as described in the Prospectus since the respective dates as of which information is given in the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries other than (i) inter-company dividends paid since December 31, 2003, (ii) the UGI common stock dividend paid by the Company on January 1, 2004 and (iii) the partnership distribution made by AmeriGas Partners, L.P. on February 18, 2004.

(v) The Company maintains a system of internal accounting controls with respect to itself and its subsidiaries sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses. In the Company’s reasonable judgment, such insurance insures against such losses and risks and is adequate to protect the Company, its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(x) Except as disclosed in the Prospectus, since the date of the latest audited financial statements incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(y) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(z) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the

Prospectus,	will not be an “investment company” as defined in the Investment Company Act of 1940.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $30.6956 per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank specified by the Company at 10:00 A.M., New York time, on March 23, 2004, or at such other time not later than seven full business days thereafter as Credit Suisse First Boston (Europe) Limited (“CSFB”) and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities will be delivered through the facilities of the Depository Trust Company, in such denominations and registered in such names as CSFB requests. The closing will be held at the offices of Cravath, Swaine & Moore LLP.

In addition, upon written notice from CSFB given to the Company on a date which is not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name on Schedule A hereto bears to the total number of shares of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised as specified in the first sentence of this paragraph and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company.

At the time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and the Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on the Optional Closing

Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank specified by the Company. The Optional Securities being purchased on the Optional Closing Date will be delivered in definitive form through the facilities of the Depository Trust Company, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to the Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus. CSFB will make offers and sales to the public in the United States through Credit Suisse First Boston LLC, which is acting as selling agent for CSFB.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by CSFB, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement.

(b) If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the effective time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

(c) The Company will advise CSFB promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford CSFB a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise CSFB promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(e) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Offered Securities, and (ii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(f) The Company will furnish to the Representative copies of each Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement or as soon thereafter as practicable. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, in any jurisdiction where it is not now so subject.

(h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses (including fees and disbursements of counsel) incurred in connection with the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters; provided that, except as otherwise set forth in this Agreement, the Underwriters will pay their own costs and expenses, including the costs and expenses of their counsel with respect to the offering and sale of the Securities, their own costs and expenses associated with the “road show”, which shall include one-half of the cost to charter the road show airplane, and the expenses of advertising any offering of the Offered Securities made by the Underwriters.

(i) For a period of 90 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB except (i) in connection with the acquisition of assets, businesses or the capital stock or other ownership interests of businesses by the Company or its subsidiaries in exchange for securities of the Company, if the recipient(s) of such securities agree(s) not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, such securities or take any of the other actions restricted by this Section 5(i) during such lock-up period or (ii) pursuant to the Company’s equity compensation and savings plans or the Company’s dividend reinvestment plan or (iii) shares of the Company’s common stock issued in connection with options or warrants outstanding as of the date of this Agreement.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on the Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) On or prior to the date of this Agreement, the Representative shall have received a letter, dated the date of delivery thereof, of (i) PricewaterhouseCoopers LLP and (ii) PricewaterhouseCoopers Audit and Barbier Frinault et Autres, member of Ernst & Young, in form and substance satisfactory to the Representative concerning the financial and other information with respect to the Company and AGZ Holding S.A. set forth in the Prospectus.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any Material Adverse Change (as defined in the Share Purchase Agreement); (iii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iv) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including any Representative, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (v) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Philadelphia Stock Exchange, or any setting of minimum prices for trading on such exchanges; (vi) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vii) any banking moratorium declared by U.S. Federal or New York authorities; (viii) any major disruption of settlements of securities or clearance services in the United States or (ix) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representative shall have received an opinion, dated the Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Pennsylvania, with full power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus, and the Company is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect.

(ii) Each subsidiary of the Company that is incorporated in the Commonwealth of Pennsylvania or the state of New York or Delaware has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each such subsidiary of the Company is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except for (i) liens on the capital stock of UGI Enterprises, Inc., if any, in connection with loans by the Representative or its affiliates and (ii) encumbrances on the stock of Energy Services Funding Corporation as described in Exhibits 10.60 and 10.61 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

(iii) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(iv) None of the offering, issuance and sale of the Offered Securities by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (A) requires any permit, consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official or (B) conflicts or will conflict with or constitutes or will constitute a violation of the articles of incorporation or bylaws of the Company or (C) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any material agreement, indenture, lease or other instrument to which the Company is a party or by which its or any of its respective properties may be bound other than as described in the Prospectus and except for agreements, indentures, leases or other instruments extinguished on the Closing Date, or (D) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its respective properties, or (E) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets it is subject (other than as described in the Prospectus) which conflict, breach, violation or default would, if continued, in the case of (A), (C), (D) and (E), have a Material Adverse Effect, except for permits, consents, approvals and similar authorizations required under the Act and the securities or blue sky laws of certain jurisdictions.

(v) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and to the knowledge of such counsel, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Company’s Current Report on Form 8-K filed with the Commission on March 11, 2004 under the heading “Business,” which are incorporated by reference in the Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(vi) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(vii) The Registration Statement has become effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement, as of its effective date, the Registration Statement and the Prospectus (other than the financial statements and notes thereto and related schedules, information about internal control over financial reporting and other financial information contained therein, as to which such counsel need express no opinion), as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

(viii) This Agreement has been duly authorized and validly executed and delivered by the Company and the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(ix) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained.

(xi) The statements in the Prospectus under the captions “Prospectus Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, in each case insofar as such statements constitute summaries of the Federal and Pennsylvania regulatory matters, documents or proceedings referred to therein, fairly present the information called for with respect to such regulatory matters, documents and proceedings and fairly summarize the regulatory matters referred to therein.

In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the Underwriters, and representatives of counsel for the Underwriters, at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for, the accuracy, completeness or fairness of any statement contained in the Registration Statement or the Prospectus and such counsel has made no independent check or verification thereof, based in part upon the foregoing, no facts have come to such counsel’s attention that have led such counsel to believe that the Registration Statement (except as to the financial statements and notes thereto and related schedules, information about internal control over financial reporting and other financial data included therein as to which such counsel need not express any opinion or belief), as of the date of effectiveness, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (except as to the financial statements and the notes thereto and related schedules, information about internal control over financial reporting and other financial data included therein or excluded therefrom as to which such counsel need not express any opinion or belief), as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering such opinion such counsel may rely as to matters of fact, to the extent such counsel deems reasonable, upon certificates of public officials and officers of the Company, provided that the extent of such reliance is specified in such opinion.

(e) The Representative shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may assume the due incorporation of the Company and the accuracy and legality of all other matters governed by Pennsylvania law.

(f) The Representative shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(g) The Representative shall have received a letter, dated such Closing Date, of (i) PricewaterhouseCoopers LLP and (ii) PricewaterhouseCoopers Audit and Barbier Frinault et Autres, member of Ernst & Young, satisfactory to the Representative, except that the specified date will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or omission of material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction that (w) the Company had previously furnished copies of the Prospectus to the Representative, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration

Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: under the caption “Underwriting” in each of the base prospectus and the prospectus supplement, (i) the list of Underwriters and their respective participation in the sale of the Offered Securities, (ii) the sentences related to concessions and reallowances, (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Prospectus and (iv) the penultimate paragraph under such caption in the prospectus supplement and the seventh paragraph under such caption in the base prospectus, in each case relating to other relationships between each Underwriter and the Company.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or the Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iv), (v), (vii), (viii) or (ix) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, c/o Credit Suisse First Boston (Europe) Limited, One Cabot Square, London, England E14 4QJ, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating this Agreement or the transactions contemplated thereby.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

UGI CORPORATION

By /s/ R.W. Krick Name: R.W. Krick Title: Vice President & Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

Acting on behalf of itself and as the Representative of the several Underwriters.
By CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

By /s/ Danielle Quinton Name: Danielle Quinton Title: Director

SCHEDULE A

Underwriter	Number of Shares

Credit Suisse First Boston (Europe) Limited	4,500,000

Citigroup Global Markets Inc.	1,875,000

Wachovia Capital Markets, LLC	750,000

Janney Montgomery Scott LLC	375,000

Total	7,500,000

SCHEDULE B

Four Flags Drilling Company, Inc.

AmeriGas Finance Corp.

Active Propane of Wisconsin LLC

AmeriGas Eagle Finance Corp.

AP Eagle Finance Corp.

AmeriGas Technology Group, Inc.

Ashtola Production Company

UGI Ethanol Development Corporation

CFN Enterprises, Inc.

CF Networks LLC

Eurogas Holdings, Inc.

Hearth USA, Inc.

McHugh Service Company

Hellertown Pipeline Company

UGI Power Supply, Inc.

UGI Black Sea Enterprises, Inc.

UGI International (Romania), Inc.

UGI Romania, Inc.

UGI Properties, Inc.

United Valley Insurance Company

Flaga Energievorsorgung

Flaga Plyn, spol. s r.o.

Flaga Slovplyn, spol. s r.o.

Flaga Tech Trade GmbH

Osterreichische Flussiggas-Gesellschaft m.b.H.

T.S.G.- Transport- und Speditionsgesellschaft m.b.H.

G.T.P. Gas Trans Praha spol. s r.o.

GTE Gastrans-Erfurt-GmbH

Flaga Suisse GmbH

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